Exhibit 24(b)
January 24, 2008
Mr. James E. Brunner
Mr. Thomas J. Webb
Ms. Catherine M. Reynolds
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201-2276
Consumers Energy Company is required to file an Annual Report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission within 60 days after the end of the year.
We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.
Very truly yours,

/s/ K. Whipple Kenneth Whipple	/s/ P. R. Lochner, Jr. Philip R. Lochner, Jr.

/s/ Merribel S. Ayres	/s/ M. T. Monahan

Merribel S. Ayres	Michael T. Monahan

/s/ Jon E. Barfield	/s/ Joseph F. Paquette, Jr.

Jon E. Barfield	Joseph F. Paquette, Jr.

/s/ Richard M. Gabrys	/s/ Percy A. Pierre

Richard M. Gabrys	Percy A. Pierre

/s/ D. W. Joos	/s/ K. L. Way

David W. Joos	Kenneth L. Way

/s/ John B. Yasinsky

John B. Yasinsky